EXHIBIT 5.1


                [Letterhead of Cadwalader, Wickersham & Taft]





                               November 6, 2001




Morgan Stanley ABS Capital I Inc.
1585 Broadway, 2nd Floor
New York, New York  10036

          Re:  Asset Backed Securities
               -----------------------

Ladies and Gentlemen:

     We have acted as special counsel to Morgan Stanley ABS Capital I Inc. (the "Depositor") in connection with the Depositor's Registration Statement on Form S-3 (the "Original Registration Statement"). The Original Registration Statement was amended by an Amendment No. 1 thereto ("Amendment No. 1") filed on August 31, 2001 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") and by an Amendment No. 2 thereto ("Amendment No. 2") filed on October 10, 2001 with the Commission pursuant to the Act. Amendment No. 3 to the Original Registration Statement (as so amended and as amended by Amendment No. 1 and Amendment No. 2, the "Registration Statement") is being filed today with the Commission pursuant to the Act. The Prospectus forming a part of the Registration Statement describes Asset Backed Securities ("Securities") to be sold by the Depositor in one or more series (each, a "Series") of Securities. Each Series of Securities will be issued under a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Depositor, a servicer (a "Servicer"), a trustee (a "Trustee"), and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The forms of Agreements are being filed as exhibits to, or incorporated by reference in, the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

     In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the three forms of Prospectus Supplement constituting a part thereof, in the forms filed with the Commission; (2) the Agreements in the forms filed with the Commission; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion concerning the laws of any jurisdiction other

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than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Securities representing beneficial interests in a Delaware business trust and we express no opinion with respect to any Series of Securities for which we do not act as counsel to the Depositor.

     Based on and subject to the foregoing, we are of the opinion that:


          1. When the Securities of a Series have been duly executed, authenticated, delivered and sold in accordance with the terms of the Agreement for such Series, if such Securities are issued in the form of certificates, such Securities will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Agreement, and if such Securities are issued in the form of notes, such notes will be binding obligations of the trust formed to issue the notes, enforceable against the trust in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).


          2. The descriptions of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the Prospectus and in the Prospectus Supplements accurately describe the material federal income tax consequences to holders of Securities, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions set forth therein.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Material Federal Income Tax Consequences" in the Prospectus and under the heading "Material Federal Income Tax Consequences" in the Prospectus Supplements, which are a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                      Very truly yours,

                                      /s/ Cadwalader, Wickersham & Taft

                [Letterhead of Richards Layton & Finger, P.A.]




                               November 6, 2001







Morgan Stanley ABS Capital I Inc.
1585 Broadway
2nd Floor
New York, New York 10036

          Re:  Morgan Stanley ABS Capital I Inc.
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Morgan Stanley ABS Capital I Inc. (the "Registrant") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance from time to time of one or more series (each, a "Series") of asset-backed certificates (the "Certificates") and asset-backed notes (the "Notes") (the Certificates and the Notes being collectively referred to as the "Securities"). Each series of Certificates may be issued pursuant to a trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement and the Registrant and each series of Notes may be issued pursuant to an indenture (the "Indenture") between a Delaware business trust to be formed pursuant to the Trust Agreement and a trustee named in the related prospectus supplement. This opinion is being delivered to you at your request.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The form of Trust Agreement (including the form of Certificate of Trust attached thereto (the "Certificate of Trust"));

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Morgan Stanley ABS Capital I Inc.
November 6, 2001
Page 2


          (b) The form of Indenture (including the form of Note attached thereto); and

          (c) A draft of the Registration Statement.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed above, which we believe are all the documents reasonably necessary for us to have considered for purposes of rendering the opinions stated herein. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents, other than this opinion.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. When each Trust Agreement in respect of which we have participated as your counsel has been duly executed and delivered, it will constitute a legal, valid and binding obligation of the Registrant enforceable in accordance with its terms; and

          2. With respect to the Certificates and Notes to be issued by a Delaware trust pursuant to a Trust Agreement and an Indenture, when (i) the final terms of such Certificates and Notes have been duly established, (ii) the documents relating to the issuance of such Certificates and Notes have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (iii) the Certificate of Trust for the related Delaware trust has been duly executed by the owner trustee and filed with the Office of the Secretary of State of the State of Delaware, and (iv) such Certificates and Notes have been duly executed and issued by the related Delaware trust and authenticated by the related trustee and delivered to and paid for by the purchasers thereof, all in accordance with the terms and conditions of the Trust Agreement and the Indenture and in the manner described in the Registration Statement, (A) such Certificates will be duly authorized, validly issued, fully-paid and non-assessable beneficial interests in the Trust and the holders of such Certificates will be entitled to the benefits provided by the Trust Agreement pursuant to which such

Morgan Stanley ABS Capital I Inc.
November 6, 2001
Page 3



Certificates were issued, and (B) such Notes will be duly authorized, legally and validly issued debt obligations of the Trust.


          The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law with respect to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

                                             Very truly yours,

                                            /s/ Richards Layton & Finger, P.A.




DKD/jmb

                     [Letterhead of Dewey Ballantine LLP]




                               November 6, 2001



Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, New York 10036

               Re:  Registration Statement
                    ----------------------

Ladies and Gentlemen:

     We have acted as counsel for Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of asset-backed securities (the "Securities") that are registered on such Registration Statement. The Securities may be issued in the form of Asset-Backed Notes (the "Notes") or Asset-Backed Certificates (the "Certificates"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Corporation (each, a "Trust") under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement"), each to be identified in the prospectus supplement for such Series of Securities.

     We have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Registrant and such other instruments and Registrant and such other persons, as we have deemed appropriate as a basis for the opinions expressed below.

     The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

     We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

     Based upon the foregoing, we are of the opinion that:

     (1) When, in respect of a series of Securities, an Agreement has been duly executed and delivered by all necessary parties for such series, such Agreement will be a valid and legally binding obligation of the Registrant; and

     (2) When an Agreement or Indenture for a series of Securities has been duly executed and delivered by all necessary parties for such series, and when the Securities of such series have been duly executed and authenticated in accordance with the provisions of the Agreement and issued and sold as contemplated in the Registration Statement and prospectus, as amended or supplemented and delivered pursuant to Section 5 of the Act in connection therewith, the Certificates of such Series will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Agreement. Any Securities issued as Notes will be binding obligations of the related Trust, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America. We note that the Registration Statement provides that a Trust may be organized as a business trust under Delaware law, and that the form of trust agreement included as Exhibit 4.4 provides that it shall be governed by Delaware law. Accordingly, we express no opinion herein regarding the Certificates to the extent issued by a Delaware business trust pursuant to such a trust agreement.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus and in the prospectus supplement designated as "prospectus supplement version #4," each forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                               Very truly yours,



                                               /s/   DEWEY BALLANTINE LLP